                                  SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              Exchange Act of 1934


Check the appropriate box:

   [X]  Preliminary information statement       [ ]  Confidential, for use of the Commission only (as
                                                     permitted by Rule 14c-5(d)(2))
   [ ]  Definitive information statement


                  RIVERSIDE PARK ASSOCIATES LIMITED PARTNERSHIP
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                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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


                                PRELIMINARY COPY

                  RIVERSIDE PARK ASSOCIATES LIMITED PARTNERSHIP
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071

                                March [__], 2004

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY


Dear Limited Partner:

         The attached Information Statement, dated March [__], 2004 (the "Information Statement"), describes the withdrawal of Winthrop Financial Associates, A Limited Partnership, a Maryland limited partnership (the "Withdrawing General Partner"), as general partner of Riverside Park Associates Limited Partnership, a Delaware limited partnership (the "Partnership"), and the substitution of AIMCO/Riverside Park Associates GP, LLC, a Delaware limited liability company (the "Nominee General Partner"), as general partner of the Partnership (the "Replacement").

         Affiliates of the Withdrawing General Partner and the Nominee General Partner have entered into an agreement for the transfer of the interest currently held by the Withdrawing General Partner in exchange for cash and the redemption of certain interests held by affiliates of the Nominee General Partner. In order to effect the Replacement, the general partnership interest in your Partnership will be transferred through intermediary legal entities, but only the Nominee General Partner will be substituted as a general partner of the Partnership. The Nominee General Partner is a wholly owned subsidiary of AIMCO Properties, L.P., a Delaware limited partnership (the "AIMCO Operating Partnership").

         Affiliates of the AIMCO Operating Partnership and the Nominee General Partner have been managing the day-to-day operations of your Partnership and its property since approximately October 1997, when they acquired interests in your Partnership from affiliates of the Withdrawing General Partner and entered into certain agreements with the Withdrawing General Partner. The Replacement, however, will permit the Nominee General Partner, which is controlled by the AIMCO Operating Partnership to take or propose certain extraordinary actions relating to your Partnership without the need for any consent from the Withdrawing General Partner.

         The AIMCO Operating Partnership has been managing the day-to-day operations of the Partnership since October 1, 1998. The AIMCO Operating Partnership is of the opinion that the day-to-day operations of the Partnership and the other management responsibilities of the general partner should be coordinated through a single general partner. Through the experience of the AIMCO Operating Partnership, the Nominee General Partner has had significant experience in managing other partnerships that own multifamily housing, and is of the opinion that it has sufficient capacity to make all the operating and strategic decisions with respect to your Partnership.

         The AIMCO Operating Partnership and its affiliates hold approximately 67.44% of the outstanding limited partnership interests of your Partnership ("Units") and have indicated they will consent to the Replacement. Affiliates of the Withdrawing General Partner do not hold any of the outstanding Units. Pursuant to the terms of your Partnership's agreement of limited partnership, as amended, (the "Partnership Agreement"), the consent of investor limited partners of the Partnership (the "Limited Partners") owning more than 50% of the aggregate number of Units owned by all Limited Partners is required to approve the Replacement. Therefore the AIMCO Operating Partnership and the Withdrawing General Partner and their affiliates can and will vote to approve the Replacement without the vote of any other Limited Partner. However, as described in the attached Information Statement, the Withdrawing General Partner and the AIMCO Operating Partnership will not consummate the Replacement if Limited Partners holding a majority of the Units held by Limited Partners who are not affiliates of the AIMCO Operating Partnership object in writing to the Replacement in the manner described in the attached Information

Statement. Therefore, if holders of 92.44 Units, or 16.28% of the outstanding Units, object to the Replacement in the manner described in the attached Information Statement, the Replacement will not be consummated.

         The Withdrawing General Partner and the Nominee General Partner have a conflict of interest with respect to the Replacement. As a result, neither makes any recommendation as to whether Limited Partners should object to the Replacement.

         If the Replacement is approved and consummated, you will own the same class and quantity of interest in the Partnership as you owned in the Partnership prior to consummation of the Replacement. You will not receive any consideration as a result of the consummation of the Replacement. There will not be any tax consequence to the Limited Partners or the Partnership solely as a result of the Replacement. Upon consummation of the Replacement, the existing Partnership Agreement will govern the relationship among the partners of the Partnership after the effective time of the transfer to the Nominee General Partner, except that it will provide that the Withdrawing General Partner is no longer a general partner and that the Nominee General Partner is a general partner. More information about the Nominee General Partner, the background leading to the Replacement, and the terms of the Replacement are set forth in the attached Information Statement.

         LIMITED PARTNERS ARE NOT ENTITLED TO DISSENTERS' APPRAISAL RIGHTS UNDER APPLICABLE LAW OR THE PARTNERSHIP AGREEMENT IN CONNECTION WITH THE REPLACEMENT.

         Questions and requests for assistance may be directed to the Information Agent, The Altman Group, Inc., at its address set forth below.

              WINTHROP FINANCIAL ASSOCIATES, A LIMITED PARTNERSHIP

                            THE INFORMATION AGENT IS:

                             THE ALTMAN GROUP, INC.


                 By Mail:                        By Overnight Courier:                   By Hand:

         1275 Valley Brook Avenue            1275 Valley Brook Avenue            1275 Valley Brook Avenue
       Lyndhurst, New Jersey 07071          Lyndhurst, New Jersey 07071        Lyndhurst, New Jersey 07071
              (800) 217-9608                      (800) 217-9608                      (800) 217-9608



                               By Facsimile:                   For Information please call:

                               (201) 460-0050                    TOLL FREE (800) 217-9608

                                PRELIMINARY COPY

                  RIVERSIDE PARK ASSOCIATES LIMITED PARTNERSHIP
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071

                                March [__], 2004

                              INFORMATION STATEMENT

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY


Dear Limited Partner:

         This Information Statement is being furnished to the investor limited partners (the "Limited Partners") as of the close of business on March [__], 2004 in connection with the withdrawal of Winthrop Financial Associates, A Limited Partnership, a Maryland limited partnership (the "Withdrawing General Partner") as general partner of Riverside Park Associates Limited Partnership, a Delaware limited partnership (the "Partnership"), and the substitution of AIMCO/Riverside Park Associates GP, LLC, a Delaware limited liability company (the "Nominee General Partner") as general partner of the Partnership (the "Replacement"). This Information Statement is being mailed to the Limited Partners on or about March [__], 2004.

         Affiliates of the Withdrawing General Partner and the Nominee General Partner have entered into an agreement for the transfer of the interest currently held by the Withdrawing General Partner in exchange for cash and the redemption of certain interests held by affiliates of the Nominee General Partner. In order to effect the Replacement, the general partnership interest in your Partnership will be transferred through intermediary legal entities, but only the Nominee General Partner will be substituted as a general partner of the Partnership. The Nominee General Partner is a wholly owned subsidiary of AIMCO Properties, L.P., a Delaware limited partnership (the "AIMCO Operating Partnership"). The AIMCO Operating Partnership is the principal operating partnership of Apartment Investment and Management Company ("AIMCO"), a real estate investment trust listed on the New York Stock Exchange.

         Affiliates of the AIMCO Operating Partnership and the Nominee General Partner have been managing the day-to-day operations of your Partnership and its properties since approximately October 1997, when they acquired interests in your Partnership from affiliates of the Withdrawing General Partner and entered into certain agreements with the Withdrawing General Partner. The Replacement will permit the Nominee General Partner, which is controlled by the AIMCO Operating Partnership, to take or propose certain extraordinary actions relating to your Partnership without the need for any consent from the Withdrawing General Partner.

         The AIMCO Operating Partnership has been managing the day-to-day operations of the Partnership since October 1, 1998. The AIMCO Operating Partnership is of the opinion that the day-to-day operations of the Partnership and the other management responsibilities of the general partner should be coordinated through a single general partner. Through the experience of the AIMCO Operating Partnership, the Nominee General Partner has had significant experience in managing other partnerships that own multifamily housing, and is of the opinion that it has sufficient capacity to make all the operating and strategic decisions with respect to your Partnership. More information about the Nominee General Partner, the background leading to the Replacement, and the terms of the Replacement are described in this Information Statement. A copy of the agreement setting forth the terms of the transfer is attached as Appendix A.

         The AIMCO Operating Partnership and its affiliates hold approximately 67.44% of the outstanding limited partnership interests of your Partnership ("Units") and have indicated they will consent to the Replacement. Affiliates of the Withdrawing General Partner do not hold any of the outstanding Units. Pursuant to the terms of your Partnership's agreement of limited partnership, as amended, (the "Partnership Agreement"), the consent of Limited Partners owning more than 50% of the aggregate number of Units owned by all Limited Partners is required to approve the Replacement. Therefore the AIMCO Operating Partnership and the Withdrawing General Partner and their affiliates can and will vote to approve the Replacement without the vote of any other Limited Partner. However, as described in this Information Statement, the Withdrawing General Partner and the AIMCO Operating Partnership will not consummate the Replacement if Limited Partners holding a majority of the Units held by Limited Partners who are not affiliates of the AIMCO Operating Partnership object in writing to the Replacement in the manner described in this Information Statement. Therefore, if holders of 92.44 Units, or 16.28% of the outstanding Units, object to the Replacement in the manner described in this Information Statement, the Replacement will not be consummated.

         THE WITHDRAWING GENERAL PARTNER AND THE NOMINEE GENERAL PARTNER HAVE A CONFLICT OF INTEREST WITH RESPECT TO THE REPLACEMENT. AS A RESULT, NEITHER MAKES ANY RECOMMENDATION AS TO WHETHER LIMITED PARTNERS SHOULD OBJECT TO THE REPLACEMENT.

         If the Replacement is approved and consummated, you will own the same class and quantity of interest in the Partnership as you owned in the Partnership prior to consummation of the Replacement. You will not receive any consideration as a result of the consummation of the Replacement. There will not be any tax consequence to the Limited Partners or the Partnership solely as a result of the Replacement. Upon consummation of the Replacement, the existing Partnership Agreement will govern the relationship among the partners of the Partnership after the effective time of the transfer to the Nominee General Partner, except that it will provide that the Withdrawing General Partner is no longer a general partner and that the Nominee General Partner is a general partner.

         LIMITED PARTNERS ARE NOT ENTITLED TO DISSENTERS' APPRAISAL RIGHTS UNDER APPLICABLE LAW OR THE PARTNERSHIP AGREEMENT IN CONNECTION WITH THE REPLACEMENT.

         IN ORDER TO BE EFFECTIVE, NOTICES OF OBJECTION MUST BE RECEIVED BY THE INFORMATION AGENT BEFORE MIDNIGHT, NEW YORK CITY TIME, ON [________ __], 2004 UNLESS SUCH DATE IS EXTENDED BY THE WITHDRAWING GENERAL PARTNER IN ITS DISCRETION. SUCH DATE, AS SO EXTENDED, IS REFERRED TO IN THIS INFORMATION STATEMENT AS THE "EXPIRATION DATE."

         Questions and requests for assistance may be directed to the Information Agent, The Altman Group, Inc., by mail at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071; by fax at (201) 460-0050, or by telephone at (800) 217-9608.

                      FORWARD-LOOKING AND OTHER STATEMENTS

         This Information Statement contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements include information with respect to the Partnership's, the Withdrawing General Partner's and the Nominee General Partner's intent, opinions or expectations.

         Forward-looking statements in this Information Statement are identified by words or phrases identifying the Partnership's or the General Partner's opinion, such as "anticipate," "believe," "estimate," "expect," "intend," "may be," "objective,' "plan," "predict," "project," and "will be" or similar words and phrases (or the opposite). Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, those discussed elsewhere in this Information Statement.

         Information contained in this Information Statement regarding the Withdrawing General Partner, its business, affiliates, beliefs and intentions is based solely on information provided by the Withdrawing General Partner.

                                 THE REPLACEMENT

     YOU WILL NOT RECEIVE ANY CONSIDERATION AS A RESULT OF THE REPLACEMENT.

         Background of Ownership of the AIMCO Operating Partnership. In October 1997, Insignia Financial Group, Inc. ("Insignia") acquired (1) 100% of the Class B common stock of First Winthrop Corporation ("FWC"), and (2) an associate general partnership interest in the Withdrawing General Partner, which provided Insignia with the exclusive rights to direct certain day-to-day operational activities of partnerships (including your Partnership). Insignia also acquired, or contracted to acquire, limited partnership interests in certain of those partnerships, including your Partnership. Affiliates of the Withdrawing General Partner remained as general partners of these partnerships, with the exclusive right and authority to direct the activities of the partnerships, including your Partnership, except to the extent granted to Insignia and its affiliates, as more fully described below.

         On October 1, 1998, AIMCO merged with Insignia (the "Insignia Merger"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). On October 31, 1998, IPT and AIMCO entered into an agreement and plan of merger, dated as of October 1, 1998, pursuant to which IPT merged with AIMCO on February 26, 1999. AIMCO then contributed IPT's interest in Insignia Properties L.P., IPT's operating partnership, to AIMCO's wholly owned subsidiary, AIMCO/IPT, Inc. An affiliate of AIMCO also replaced IPT as the sole general partner of Insignia Properties L.P. As a result, a subsidiary of AIMCO acquired Insignia's interest in FWC, the Withdrawing General Partner, and your Partnership.

         An affiliate of the AIMCO Operating Partnership, NHP Management Company, is the Withdrawing General Partner's associate general partner, but does not have any economic interest in the Withdrawing General Partner. Under the Withdrawing General Partner's agreement of limited partnership, the general partner has the authority to manage and set policies for the Withdrawing General Partner, and the associate general partner may not take part in managing or controlling the Withdrawing General Partner. The AIMCO Operating Partnership is of the opinion that it does not control the actions of the Withdrawing General Partner or their affiliates not otherwise affiliated with the AIMCO Operating Partnership.

         Limitations on Rights of the Withdrawing General Partner and the AIMCO Operating Partnership. Under the Withdrawing General Partner's partnership agreement, the associate general partner of the Withdrawing General Partner has authority to manage certain day-to-day operations of the Partnership. An affiliate of the AIMCO Operating Partnership currently is the associate general partner of the managing general partner. Through the partnership agreement, the AIMCO Operating Partnership is able to control the day-to-day operations of the Partnership.

         However, the Withdrawing General Partner's partnership agreement provides that the associate general partner may not take certain actions ("Extraordinary Actions") without the consent of the general partner of the Withdrawing General Partner, Linnaeus Associates Limited Partnership. Those Extraordinary Actions include, but are not limited to, most removals, substitutions or withdrawals of general partners and certain amendments to the Partnership Agreement. The Replacement will permit the Nominee General Partner to approve the Extraordinary Actions without the consent of the Withdrawing General Partner.

         Background of the Replacement. The AIMCO Operating Partnership has been managing the day-to-day operations of the Partnership since the Insignia Merger. The AIMCO Operating Partnership is of the opinion that the day-to-day operations of the Partnership and the other management responsibilities of the general partner should be coordinated through a single general partner. Through the experience of the AIMCO Operating Partnership, the Nominee General Partner has had significant experience in managing other partnerships that own multifamily housing, and is of the opinion that it has sufficient capacity to make all the operating and strategic decisions with respect to your Partnership.

         In early 2003, the AIMCO Operating Partnership and affiliates of the Withdrawing General Partner began discussions as to whether the AIMCO Operating Partnership could acquire the general partnership interest in the Partnership in its totality, without any further obligation to obtain the consent of the Withdrawing General Partner for Extraordinary Actions. The AIMCO Operating Partnership is of the opinion that it will be easier to make decisions with respect to the Partnership, including decisions to fund operational shortfalls, if it can take or propose all actions with respect to the Partnership, including Extraordinary Actions. The AIMCO Operating Partnership agreed to pay a total of (i) approximately $1,100,000, (ii) all 200 shares of the Class B common stock of FWC, and (iii) the associate general partnership interest in the Withdrawing General Partner, in exchange for 33 general and limited partnership interests, including the purchase of a 3% general partnership interest in your Partnership for an allocated price of $1,000 and a portion of the associate general partner interest in the Withdrawing General Partner.

         Implementation of the Replacement. If Limited Partners holding a majority of the Units held by Limited Partners who are not affiliates of the Withdrawing General Partner or the AIMCO Operating Partnership do not object in writing to the Replacement in the manner described in this Information Statement, the Replacement will be approved and consummated. Upon consummation of the Replacement, the AIMCO Operating Partnership and its affiliates will own approximately 68.41% of the total partnership interest of the Partnership, comprised of a 3% general partner interest in the Partnership and approximately 67.44% of the outstanding Units.

         Effect of the Replacement. Decisions with respect to the day-to-day management of the Partnership are the responsibility of the general partner. The Withdrawing General Partner and the AIMCO Operating Partnership are of the opinion that the Replacement will not have any effect on the operations of the Partnership, except as noted below. The AIMCO Operating Partnership and its affiliates will be able to substantially influence or control the outcome of many significant Partnership decisions. Under the Partnership Agreement, Limited Partners holding a majority of the outstanding Units must approve certain extraordinary transactions, including the removal of the general partner, most amendments to the Partnership Agreement, and the sale of all or substantially all of the Partnership's assets. Because the general partner of the Partnership will be a subsidiary of the AIMCO Operating Partnership after consummation of the Replacement, the AIMCO Operating Partnership will control the management of the Partnership without the consent of the Withdrawing General Partner.

         Treatment. Upon consummation of the Replacement, all rights and interest with respect to the general partner interest will be deemed transferred from the Withdrawing General Partner to the Nominee General Partner, including without limitation, all allocations of profit and loss for tax purposes, as if the Replacement had been consummated on [__________, 2004].

         Directors, Officers and Governing Documents. The members, partners, and stockholders of each of the Nominee General Partner, and its officers and directors, immediately prior to the consummation of the Replacement will be the members, partners, and stockholders of the Nominee General Partner, and its officers and directors, upon the consummation of the Replacement. The Partnership Agreement, as modified to reflect the withdrawal of the Withdrawing General Partner and the admission of the Nominee General Partner, will be the agreement and certificate of limited partnership of the Partnership after the transfer to the Nominee General Partner.

         Succession. Upon consummation of the Replacement, the Withdrawing General Partner will not have any further right to participate in the management or operation of the Partnership or to receive future allocations of profits and losses, any distributions from the Partnership or any other funds or assets of the Partnership. All of these rights will be transferred to the Nominee General Partner upon the consummation of the Replacement.

         Third Party Consents. None of the parties will be required to consummate the transfer to the Nominee General Partner if required approval of any persons or entities, including, without limitation, the United States Department of Housing and Urban Development, any state housing authority or agency, lenders, bond trustees, and credit enhancers, of the transfer has not been obtained.

         Termination. If certain conditions to the transfer to the Nominee General Partner are not fulfilled prior to September 30, 2004, the agreement relating to the Replacement may be terminated by any party to the agreement.

         Tax Consequences. There will not be any tax consequence to the Limited Partners or the Partnership solely as a result of the Replacement. See "Tax Consequence of the Replacement."

         Approval. March [_], 2004 is the record date (the "Record Date") for determining Limited Partners entitled to receive this Information Statement. The AIMCO Operating Partnership and its affiliates own approximately

67.44% of the outstanding Units, and have indicated they will consent to the Replacement. Affiliates of the Withdrawing General Partner do not hold any of the outstanding Units. Pursuant to the Partnership Agreement, the consent of Limited Partners owning more than 50% of the aggregate number of Units owned by all Limited Partners is required to approve the Replacement. Therefore the AIMCO Operating Partnership and the Withdrawing General Partner and their affiliates can and will vote to approve the Replacement without the vote of any other Limited Partner. However, as described in this Information Statement, the Withdrawing General Partner and the AIMCO Operating Partnership will not consummate the Replacement if Limited Partners holding a majority of the Units held by Limited Partners who are not affiliates of the AIMCO Operating Partnership object in writing to the Replacement in the manner described in this Information Statement. Therefore, if holders of 92.44 Units, or 16.28% of the outstanding Units, object to the Replacement in the manner described in this Information Statement, the Replacement will not be consummated.

         Power of Attorney. The Partnership Agreement grants a power of attorney to the general partner of the Partnership to amend the Partnership Agreement and file amendments with the appropriate government authority to reflect the withdrawal of a general partner and the admission of a new general partner. The Nominee General Partner, the Withdrawing General Partner, or both will prepare these amendments to reflect the withdrawal of the Withdrawing General Partner and the admission of the Nominee General Partner. In addition, appropriate amendments will be filed with the appropriate government authority pursuant to this power of attorney.

         Appraisal Rights. Limited Partners are not entitled to appraisal rights permitting them to seek a judicial determination of the value of their Partnership interests under applicable law.

         Future Plans of the Nominee General Partner and the AIMCO Operating Partnership. Except as disclosed in this Information Statement, the Nominee General Partner and the AIMCO Operating Partnership do not have any specific intention with respect to the Partnership that would involve any of the following transactions: (i) payment of extraordinary distributions; (ii) refinancing, reducing or increasing existing indebtedness of the Partnership;
(iii) sales or exchanges of the Property; (iv) additional purchases of interests in the Partnership; and (v) mergers or other consolidation transactions involving the Partnership. However, the Nominee General Partner will be able to consider those transactions and may recommend them to the Partnership for approval or, if no other partnership approvals are required, effect those transactions as the general partner of the Partnership. The AIMCO Operating Partnership and the Nominee General Partner may consider any of the foregoing transactions in the future, and the AIMCO Operating Partnership reviews its portfolio of investments from time to time to consider those transactions. Transactions could involve transactions involving other limited partnerships in which the Nominee General Partner or its affiliates serve as general partners, or a combination of the Partnership with one or more existing, publicly traded entities (including, possibly, affiliates of AIMCO), in any of which Limited Partners might receive cash, common stock or other securities or consideration. There is no assurance, however, as to when or whether any of the transactions referred to above might occur. If the Partnership enters into a transaction, the AIMCO Operating Partnership will participate in the benefits of that transaction to the extent of its ownership of interests in the Partnership.

                       TAX CONSEQUENCES OF THE REPLACEMENT

         THE FOLLOWING SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON CURRENT U.S. FEDERAL TAX LAW WHICH IS SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND DOES NOT ADDRESS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT IN THE PARTICULAR CIRCUMSTANCES OF EACH LIMITED PARTNER OR TO LIMITED PARTNERS SUBJECT TO SPECIAL TREATMENT UNDER THE CODE. IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES. PLEASE CONSULT YOUR TAX ADVISOR IF YOU HAVE CONCERNS THAT YOU BELIEVE APPLY TO YOUR TAX SITUATION.

         In general, the Nominee General Partner is of the opinion that the Replacement will not have any tax consequences to the Limited Partners or the Partnership.

         The transfer to the Nominee General Partner, along with other sales or exchanges of interests in the Partnership that have occurred within the 12-month period ending on the date that the Replacement is effected, may cause a termination of the Partnership for federal income tax purposes (a "Termination"). The Nominee General Partner does not believe that the transfer of the general partnership interest to it will cause a Termination because an insufficient number of interests in the Partnership have been transferred in the last 12 months. If a Termination does occur, however, the Partnership's taxable year will close as of the date of the Replacement, and the Partnership will be required to file a final federal partnership return as of that date reporting its income, gain, loss and other tax items on such return. This may, among other things, result in acceleration of the recognition by the partners of any income or gain from the Partnership's operations in a taxable period that is earlier than the taxable period in which such income or gain otherwise would have been recognized if the Partnership had not terminated. In addition, while generally the adjusted tax basis in the Partnership's assets will be the same as the Partnership's basis in such assets immediately before the Replacement, the Partnership will be permitted to increase the basis of its assets to the extent the provisions of Code Section 754 apply. However, a Termination may require that the Partnership recalculate the depreciable lives of its assets, which could result in the assets being depreciated over a longer period of time than if there had been no Termination. If this were to occur, the annual average depreciation deductions allocable to the partners may decrease for a number of years following the transfer to the Nominee General Partner (thereby increasing the taxable income allocable to such partners), but would not have any effect on the total depreciation deductions available over the useful lives of the assets.

                                  RISK FACTORS

         THE REPLACEMENT HAS CERTAIN RISKS AND DISADVANTAGES. Please carefully consider the following risk factors.

RISK FACTORS IF THE REPLACEMENT IS APPROVED

         THE REPLACEMENT WILL ENABLE THE AIMCO OPERATING PARTNERSHIP TO OBTAIN APPROVAL OF SIGNIFICANT DECISIONS WITHOUT HAVING TO OBTAIN THE APPROVAL OF THE WITHDRAWING GENERAL PARTNER. Decisions with respect to the day-to-day management of the Partnership are the responsibility of the general partner of the Partnership. However, under the Partnership Agreement, Limited Partners holding more than 50% of the Units owned by all Limited Partners must approve certain transactions, including the removal of the general partner, most amendments to the Partnership Agreement, and the sale of all or substantially all of the Partnership's assets.

         The AIMCO Operating Partnership and its affiliates own 382.89, or 67.44%, of the outstanding Units of your Partnership. Because the AIMCO Operating Partnership and its affiliates own more than 50% of the outstanding Units, it has the ability to control most votes of the Limited Partners.

         Upon the consummation of the transfer of the general partnership interest to the Nominee General Partner, the AIMCO Operating Partnership will be able to approve Extraordinary Actions without the consent of the Withdrawing General Partner or its affiliates, subject to the restrictions on actions by the general partner contained in the Partnership Agreement.

         THE NOMINEE GENERAL PARTNER WILL CONTINUE TO HAVE CONFLICTS OF INTEREST. The Nominee General Partner is an affiliate of the AIMCO Operating Partnership. Accordingly, the Nominee General Partner will have conflicts of interest in the capacity as general partner of the Partnership. The Nominee General Partner is a limited liability company and has fiduciary duties to its members, which may from time to time conflict with its fiduciary duties to the Limited Partners or the Partnership. The conflicts of interest include the fact that a decision to remove, for any reason, the Nominee General Partner from its position as a general partner of the Partnership could result in a decrease or elimination of the substantial management and other fees paid to the Nominee General Partner for managing the Partnership. Also, an affiliate of the AIMCO Operating Partnership is the property manager of your Partnership, and receives fees for managing the Property, as provided in the Partnership Agreement.

         In 2003, the Partnership paid approximately $421,000 (through September
30) in property management fees to affiliates of the AIMCO Operating Partnership, and reimbursed the AIMCO Operating Partnership and its affiliates approximately $439,000 (through September 30). The Partnership Agreement provides for certain payments to affiliates of the AIMCO Operating Partnership for services based on a percentage of revenue and an annual partnership and investor service fee which is subject to a 6% annual increase. For 2003, the annual partnership and investor service fee was approximately $264,000. The Partnership also paid to AIMCO and its affiliates approximately $167,000 for insurance coverage and fees associated with policy claims administration during the nine months ended September 30, 2003.

         In addition, because AIMCO and the Partnership both invest in apartment properties, these properties may compete with one another for tenants. Furthermore, AIMCO may acquire properties in the general market area where the Partnership's Property is located. AIMCO and its affiliates believe that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing its properties, AIMCO will attempt to reduce conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

RISK FACTORS IF THE REPLACEMENT IS NOT APPROVED

         EXTRAORDINARY ACTIONS WILL REQUIRE THE CONSENT OF THE WITHDRAWING GENERAL PARTNER'S GENERAL PARTNER. Through an affiliate of the AIMCO Operating Partnership, the AIMCO Operating Partnership controls the day-to-day operations of the Partnership. However, the Withdrawing General Partner's partnership agreement provides that the associate general partner of the Withdrawing General Partner may not take Extraordinary Actions without the consent of the general partner of the Withdrawing General Partner. Those Extraordinary Actions include, but are not limited to, most removals, substitutions or withdrawals of general partners of the Partnership and certain amendments to the Partnership Agreement.

         IT WILL BE MORE DIFFICULT FOR THE AFFILIATES OF THE AIMCO OPERATING PARTNERSHIP TO OPERATE THE PARTNERSHIP. Although an affiliate of the AIMCO Operating Partnership controls the day-to-day operations of the Partnership, Extraordinary Actions are subject to the approval of the Withdrawing General Partner. Because its control is limited in this manner, it may be more difficult for the affiliate of the AIMCO Operating Partnership to take actions with respect to the Partnership.

                        GENERAL PARTNER'S RECOMMENDATION

         The Withdrawing General Partner has a conflict of interest and does not make any recommendation as to whether Limited Partners should object to the Replacement. In entering into agreements in connection with the Replacement, the Withdrawing General Partner considered the experience of the AIMCO Operating Partnership in managing multifamily properties such as those held by the Partnership, the experience of the AIMCO Operating Partnership in managing the Partnership's properties since October 1, 1998, and the fact that it will be administratively easier for affiliates of the AIMCO Operating Partnership to continue to operate the Partnership if the Nominee General Partner is the managing general partner of the Partnership.

     INFORMATION ABOUT YOUR PARTNERSHIP, THE NOMINEE GENERAL PARTNER AND THE
                           AIMCO OPERATING PARTNERSHIP

         The Partnership. RIVERSIDE PARK ASSOCIATES LIMITED PARTNERSHIP is a limited partnership organized under the laws of the State of Delaware on May 14, 1986. Its primary business is real estate ownership and related operations. The Partnership was formed for the purpose of acquiring, improving, maintaining, operating, leasing, selling, disposing of, and otherwise dealing with the Partnership's Property. The general partner of the Partnership is Winthrop Financial Associates, A Limited Partnership. Your Partnership's principal executive offices are currently located at 55 Beattie Place, P. O. Box 1089, Greenville, South Carolina 29602.

         Limited Partners. As of January 26, 2004, there were 273 Limited Partners of record and 567.79 Units issued and outstanding. Except as noted below, no person or entity was known by the Partnership to be the beneficial owner of more than 5% of the Units of the Partnership as of December 31, 2003.

                    ENTITY                              NUMBER OF UNITS               PERCENT OF TOTAL
                    ------                              ---------------               ----------------
Insignia Financial Group, Inc.                               200.66                        35.34%
(an affiliate of AIMCO)
AIMCO Properties, L.P.                                       182.23                        32.09%
(an affiliate of AIMCO)

         Property Management. An affiliate of the Nominee General Partner serves as manager of the Property. Pursuant to the management agreement between the property manager and the Partnership, the property manager operates the Property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors. The property manager is entitled to receive 4% of tenant rent collections from the Property for providing property management services.

         General Partners' Fees and Reimbursements. The Withdrawing General Partner is entitled to receive reimbursements and fees for management of the Partnership and other services provided to the Partnership. Currently, those reimbursements are paid to an affiliate of the AIMCO Operating Partnership. Upon the consummation of the Replacement, the Nominee General Partner will be entitled to receive all such fees and reimbursements.

         Financial Information. For more information regarding your Partnership and the Property, please refer to the Annual Report of the Partnership on Form 10-K for the year ended December 31, 2002 and the Quarterly Reports on Form 10-Q for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003 and other reports and documents that your Partnership has filed with the SEC.

         The Nominee General Partner. AIMCO/Riverside Park Associates GP, LLC, a Delaware limited liability company, is a new entity formed for the purpose of performing the duties of a general partner of the Partnership.

         The Nominee General Partner is controlled and beneficially owned by the AIMCO Operating Partnership and AIMCO.

         The AIMCO Operating Partnership. The AIMCO Operating Partnership is a Delaware limited partnership. Together with its subsidiaries, it conducts substantially all of the operations of AIMCO. AIMCO is a real estate investment trust that owns and manages multi-family apartment properties throughout the United States. Based on apartment unit data compiled by the National Multi Housing Council, AIMCO believes that it is one of the largest owners and managers of multi-family apartment properties in the United States. As of September 30, 2003, AIMCO:

         - owned a controlling equity interest in 178,913 units in 697 apartment properties (which AIMCO refers to as "consolidated");

         - owned a non-controlling equity interest in 67,157 units in 467 properties (which AIMCO refers to as "unconsolidated"), of which 58,634 units were also managed by AIMCO; and

         - provided services or managed, for third party owners, 51,847 units in 520 properties, primarily pursuant to long term agreements (including 40,126 units in 418 properties that are asset managed only, and not property managed).

         AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV."

         The AIMCO Operating Partnership's general partner is AIMCO-GP, Inc., a Delaware corporation, which is a wholly-owned subsidiary of AIMCO. AIMCO's, AIMCO GP's, the AIMCO Operating Partnership's and the Nominee General Partner's principal executive offices are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, and their telephone number is (303) 757-8101.

         The names, positions and business addresses of the directors and executive officers of AIMCO and the Nominee General Partner, as well as a biographical summary of the experience of such persons for the past five years or more, are set forth on Annex I attached hereto and are incorporated in this Information Statement by reference.

         AIMCO, the AIMCO Operating Partnership and your Partnership are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the SEC relating to each company's business, financial condition and other matters, including the complete financial statements summarized below. Such reports and other information may be inspected at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. In addition, information filed by AIMCO with the New York Stock Exchange may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

         For more information regarding AIMCO and the AIMCO Operating Partnership, please refer to their respective Annual Reports on Form 10-K for the year ended December 31, 2002 and their respective Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003, and September 30, 2003 (particularly the management's discussion and analysis of financial condition and results of operations) and other reports and documents filed with the SEC.

                               NOTICE OF OBJECTION

         APPROVAL OF THE REPLACEMENT REQUIRES THE WRITTEN CONSENT OF LIMITED PARTNERS OWNING MORE THAN 50% OF THE AGGREGATE NUMBER OF UNITS OWNED BY ALL LIMITED PARTNERS. THE REPLACEMENT WILL NOT BE CONSUMMATED IF LIMITED PARTNERS HOLDING A MAJORITY OF THE UNITS OWNED BY LIMITED PARTNERS WHO ARE NOT AFFILIATED WITH THE WITHDRAWING GENERAL PARTNER OR THE AIMCO OPERATING PARTNERSHIP OBJECT IN WRITING TO THE REPLACEMENT BY DELIVERING A NOTICE OF OBJECTION AS PROVIDED HEREIN. EACH OF THE LIMITED PARTNERS OF RECORD AS OF THE RECORD DATE IS ENTITLED TO OBJECT TO THE REPLACEMENT.

         As of the Record Date, there were 567.79 Units issued and outstanding. The AIMCO Operating Partnership and its affiliates hold approximately 67.44% of the outstanding Units of your Partnership and have indicated they will consent to the Replacement. Affiliates of the Withdrawing General Partner do not hold any of the outstanding limited partnership interests of your Partnership. Pursuant to the Partnership Agreement, the consent of Limited Partners owning more than 50% of the aggregate number of Units owned by all Limited Partners is required to approve the Replacement. Therefore the AIMCO Operating Partnership and the Withdrawing General Partner and their affiliates can and will vote to approve the Replacement without the vote of any other Limited Partner. However, the Withdrawing General Partner and the AIMCO Operating Partnership will not consummate the Replacement if Limited Partners holding a majority of the Units held by Limited Partners who are not affiliates of the AIMCO Operating Partnership object in writing to the Replacement on the attached Notice of Objection. Therefore, if holders of 92.44 Units, or 16.28% of the outstanding Units, object to the Replacement as provided in this Information Statement, the Replacement will not be consummated. Abstentions on the enclosed Notice of Objection will not be treated as objections.

         LIMITED PARTNERS WHO DESIRE TO OBJECT TO THE REPLACEMENT SHOULD DO SO BY SIGNING, DATING AND DELIVERING THE NOTICE OF OBJECTION INCLUDED WITH THIS INFORMATION STATEMENT TO THE INFORMATION AGENT BY MAIL IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE, BY OVERNIGHT COURIER OR BY FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ABOVE AND ON THE NOTICE OF OBJECTION, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN THIS INFORMATION STATEMENT.

         All Notices of Objection that are properly completed, signed and delivered to the Information Agent prior to the Expiration Date and not properly revoked (see "Revocation of Objection" below) will be given effect in accordance with the specifications contained in the Notice of Objection.

         All Notices of Objection must be executed in exactly the same manner as the name(s) in which ownership of the Units is registered. If the Units to which a Notice of Objection relates are held by two or more joint holders, all of those holders should sign the Notice of Objection. If a Notice of Objection is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Notice of Objection evidence satisfactory to the Partnership of authority to execute the Notice of Objection.

         All questions as to the validity, form and eligibility (including time of receipt) regarding the Notices of Objection will be determined by the Withdrawing General Partner in its sole discretion, which determination will be conclusive and binding. The Withdrawing General Partner reserves the right to reject any or all Notices of Objection that are not in proper form. The Withdrawing General Partner also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Notices of Objection. Unless waived, all such defects or irregularities in connection with the delivery of Notices of Objection must be cured within such time as the Withdrawing General Partner determines. Neither the Withdrawing General Partner, the Nominee General Partner nor any of their respective affiliates or any other persons shall be under any duty to give any notification of any such defects, irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Notices of Objection will not be deemed to have been made until any irregularities or defects contained in the Notices of Objection have been cured or waived. The interpretations of the Withdrawing General Partner shall be conclusive and binding.

         Revocation of Objection. Any Limited Partner who has delivered a Notice of Objection to the Information Agent may revoke the Notice of Objection by delivering to the Information Agent a written notice of revocation prior to midnight, New York City time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Notice of Objection must (i) contain the name of the person who delivered the Notice of Objection,
(ii) be in a writing delivered to the Information Agent stating that the prior Notice of Objection is revoked, (iii) be signed by the Limited Partner in the same manner as the original signature on the Notice of Objection, and (iv) be received by the Information Agent prior to midnight, New York City time, on the Expiration Date at one of its addresses or the fax number set forth on the Notice of Objection. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or facsimile number or is not received in a timely manner will not be effective to revoke the instructions set forth in a Notice of Objection previously given. A revocation of the instructions set forth in a Notice of Objection can only be accomplished in accordance with the foregoing procedures. A LIMITED PARTNER MAY NOT REVOKE THE INSTRUCTIONS SET FORTH IN THE NOTICE OF OBJECTION AFTER MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

         The signed Notice of Objection should be sent or delivered by each partner to the Information Agent at the address set forth below.

         Questions and requests for assistance may be directed to the Information Agent at the address set forth below.


                            THE INFORMATION AGENT IS:

                             THE ALTMAN GROUP, INC.


    By Mail, Overnight Courier & Hand:                    By Facsimile:                    For Information please call:

         1275 Valley Brook Avenue                        (201) 460-0050                      TOLL FREE (800) 217-9608
       Lyndhurst, New Jersey 07071
              (800) 217-9608

                                     ANNEX I

                             OFFICERS AND DIRECTORS

         The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO") and AIMCO-GP, Inc. ("AIMCO-GP") and the Nominee General Partner are set forth below. The directors of AIMCO are also set forth below. The two directors of AIMCO-GP are Terry Considine and Peter Kompaniez. The officers and directors of NHP Management Company ("NHP"), the associate general partner of the Withdrawing General Partner are also noted below. Unless otherwise indicated, the business address of each executive officer and director is 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237. Each executive officer and director is a citizen of the United States of America. All titles refer to titles with AIMCO, AIMCO-GP and the Nominee General Partner, except as otherwise indicated.

                       NAME                                           POSITION
                       ----                                           --------
 Terry Considine................................  Chairman of the Board of Directors and Chief Executive
                                                  Officer

 Peter K. Kompaniez.............................  Vice Chairman, President* and Director

 Jeffrey Adler..................................  Executive Vice President - Property Operations

 Harry G. Alcock................................  Executive Vice President and Chief Investment Officer

 Miles Cortez...................................  Executive Vice President, General Counsel and Secretary

 Joseph DeTuno..................................  Executive Vice President - Redevelopment

 Randall J. Fein................................  Executive Vice President - Student Housing

 Patti K. Fielding..............................  Executive Vice President - Securities and Debt

 Lance J. Graber................................  Executive Vice President - AIMCO Capital

 Paul J. McAuliffe..............................  Executive Vice President and Chief Financial Officer;
                                                  Executive Vice President and Chief Financial Officer of NHP

 Ron Monson.....................................  Executive Vice President and Head of Property Operations;
                                                  Director of NHP

 Jim Purvis.....................................  Executive Vice President - Human Resources

 David Robertson................................  President and Chief Executive Officer - AIMCO Capital

 James N. Bailey................................  Director

 Richard S. Ellwood.............................  Director

 J. Landis Martin...............................  Director

 Thomas L. Rhodes...............................  Director


* Mr. Kompaniez is relinquishing his title of President effective April 1, 2004. Pending appointment of a chief operating officer, Mr. Considine will serve as President, in addition to his continued duties as Chairman of the Board of Directors and Chief Executive Officer.

                 NAME                              PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
------------------------------------    --------------------------------------------------------------------
Terry Considine.....................    Mr. Considine has been Chairman and Chief Executive Officer of AIMCO and AIMCO-GP since July 1994.  Mr. Considine serves as Chairman of the Board of Directors of American Land Lease, Inc. (formerly Asset
                                        Investors Corporation and Commercial Asset Investors, Inc.), another public real estate investment trust. Mr. Considine has been and remains involved as a principal in a variety of other business activities.

Jeffrey Adler.......................    Mr. Adler was appointed Executive Vice President, Conventional
                                        Property Operations in January 2003.  Previously he served as Senior
                                        Vice President of Risk Management of  AIMCO from January 2002 until
                                        November 2002, when he added the responsibility of Senior Vice
                                        President, Marketing. Prior to joining AIMCO, Mr. Adler was Vice
                                        President, Property/Casualty for Channelpoint, a software company from 2000 to 2002. From 1990 to 2000 Mr. Adler  held several positions at Progressive Insurance including Colorado General
                                        Manager from 1996 to 2000, Product Manager for Progressive Insurance
                                        Mountain Division from 1992 to 1996, and  Director of Corporate
                                        Marketing from 1990 to1992. Mr. Adler received a B.A. from Yale
                                        University and a MBA from the Wharton School of the University of
                                        Pennsylvania.

Peter K. Kompaniez..................    Mr. Kompaniez has been Vice Chairman and a director of AIMCO since
                                        July 1994 and was appointed President in July 1997.  Mr. Kompaniez has also served as Chief Operating Officer of NHP Incorporated, which was acquired by AIMCO in December 1997. From 1986 to 1993, he served as President and Chief Executive Officer of Heron Financial
                                        Corporation ("HFC"), a United States holding company for Heron
                                        International, N.V.'s real estate and related assets.  While at HFC,
                                        Mr. Kompaniez administered the acquisition, development and disposition of approximately 8,150 apartment units (including 6,217 units that have been acquired by AIMCO) and 3.1 million square feet of commercial real estate.

Harry G. Alcock.....................    Mr. Alcock served as a Vice President of AIMCO from July 1996 to
                                        October 1997, when he was promoted to Senior Vice President -
                                        Acquisitions.  Mr. Alcock served as Senior Vice
                                        President-Acquisitions until October 1999, when he was promoted to
                                        Executive Vice President and Chief Investment Officer.  Mr. Alcock
                                        has held responsibility for AIMCO's acquisition and financing activities since July 1994.  From June 1992 until July 1994, Mr.
                                        Alcock served as Senior Financial Analyst for PDI and HFC.  From
                                        1988 to 1992, Mr. Alcock worked for Larwin Development Corp., a Los
                                        Angeles-based real estate developer, with responsibility for raising debt and joint venture equity to fund land acquisition and development.  From 1987 to 1988, Mr. Alcock worked for Ford
                                        Aerospace Corp.  He received his B.S. from San Jose State
                                        University.

                 NAME                              PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
------------------------------------    --------------------------------------------------------------------
Miles Cortez........................    Mr. Cortez was appointed Executive Vice President, General Counsel and Secretary in August 2001.  Since December 1997, Mr. Cortez has
                                        been a founding partner and the senior partner of the law firm of
                                        Cortez Macaulay Bernhardt & Schuetze LLC.  From August 1993 to
                                        November 1997, Mr. Cortez was a partner in the law firm of McKenna &
                                        Cuneo, LLP.  Mr. Cortez was the President of the Denver Bar
                                        Association from 1982-1983; was Chairman of the Ethics Committee of the Colorado Bar Association from 1977-1978, was President of the
                                        Colorado Bar Association from 1996-1997, and was a member of the
                                        American Bar Association House of Delegates from 1990-1995.  Mr.
                                        Cortez is a Life Fellow of the Colorado Bar Foundation and American
                                        Bar Foundation.  Mr. Cortez has been listed in the national publication "The Best Lawyers in America" for business litigation for the past ten years.

Joseph DeTuno.......................    Mr. DeTuno was appointed Executive Vice President-Redevelopment of
                                        AIMCO in February 2001.  Mr. DeTuno has been Senior Vice
                                        President-Property Redevelopment of AIMCO since August 1997.  Mr.
                                        DeTuno was previously President and founder of JD Associates, his own full service real estate consulting, advisory and project management company that he founded in 1990.

Randall J. Fein.....................    Mr. Fein was appointed Executive Vice President in October 2003.  He is responsible for Student Housing.  Prior to joining AIMCO, Mr.
                                        Fein was president of the general partner of Texas First L.P. and
                                        Income Apartment Investors L.P.  Mr. Fein is a 1977 graduate of the
                                        University of Texas at Austin.  He also received a J.D. from the
                                        University of Texas at Austin in 1980.

Patti K. Fielding...................    Ms. Fielding was appointed Executive Vice President in February
                                        2003.  She is responsible for securities and debt financing and the treasury department.  From January 2000 to February 2003, Ms.
                                        Fielding served as Senior Vice President - Securities and Debt.  Ms.
                                        Fielding joined the Company in February 1997 and served as Vice
                                        President-Tenders, Securities and Debt until January 2002.  Prior to joining the Company, Ms. Fielding was a Vice President with Hanover
                                        Capital Partners from 1996 to 1997, Vice Chairman, Senior Vice
                                        President and Principal of CapSource Funding Corp from 1993 to 1995, and Group Vice President with Duff & Phelps Rating Co. from 1987 to
                                        1993.

Lance Graber........................    Mr. Graber was appointed Executive Vice President - Acquisitions in
                                        October 1999.  His principal business function is acquisitions.
                                        Prior to joining AIMCO, Mr. Graber was an Associate from 1991 through 1992 and then a Vice President from 1992 through 1994 at
                                        Credit Suisse First Boston engaged in real estate financial advisory services and principal investing.  He was a Director there from 1994 to May 1999, during which time he supervised a staff of seven in the making of principal investments in hotel, multi-family and assisted living properties.  Mr. Graber received a B.S. and an M.B.A. from the Wharton School of the University of Pennsylvania.

                 NAME                              PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
------------------------------------    --------------------------------------------------------------------
Paul J. McAuliffe...................    Mr. McAuliffe has been Executive Vice President of AIMCO since
                                        February 1999 and was appointed Chief Financial Officer in October
                                        1999.  Prior to joining AIMCO, Mr. McAuliffe was Senior Managing
                                        Director of Secured Capital Corporation and prior to that time had been a Managing Director of Smith Barney, Inc. from 1993 to 1996, where he was a key member of the underwriting team that led AIMCO's initial public offering in 1994.  Mr. McAuliffe was also a Managing
                                        Director and head of the real estate group at CS First Boston from
                                        1990 to 1993 and he was a Principal in the real estate group at
                                        Morgan Stanley & Co., Inc. from 1983 to 1990.  Mr. McAuliffe received a B.A. from Columbia College and an MBA from University of
                                        Virginia, Darden School.

Ron Monson..........................    Mr. Monson was appointed Executive Vice President and Head of
                                        Property Operations of AIMCO on February 6, 2001.  Mr. Monson has
                                        been with AIMCO since 1997 and was promoted to Divisional Vice
                                        President in 1998.  Prior to joining AIMCO, Mr. Monson worked for 13 years in operations management positions in the lawn care and landscaping industries, principally with True Green/Chemlawn.  Mr.
                                        Monson received a Bachelor of Science from the University of
                                        Minnesota and a Masters in Business Administration from Georgia
                                        State University.

Jim Purvis..........................    Mr. Purvis was appointed Executive Vice President in February 2003.
                                        He is responsible for AIMCO's Human Resources and People
                                        Initiatives. Mr. Purvis has over 20 years of executive strategic human resources experience. Prior to joining AIMCO, he was Vice
                                        President, HR at SomaLogic, a privately funded biotechnology company. He was a principal in O3C Global Organization Solutions, and has held executive human resources and operations management positions in ALCOA (Aluminum Company of America), Texas Air/ Eastern
                                        Airlines, Starwood/Westin Hotels and Resorts, and
                                        Tele-Communications  (TCI) Technology, Inc.  Mr. Purvis holds a BA in communications and modern languages from the University of Notre
                                        Dame.

David Robertson.....................    Mr. Robertson was appointed Executive Vice President - Affordable
                                        Properties in February 2002.  He is responsible for affordable property operations, refinancing and other value creation within the
                                        Company's affordable portfolio.  Prior to joining the Company, Mr.
                                        Robertson was a member of the investment-banking group at Smith
                                        Barney from 1991 to 1996, where he was responsible for real estate investment banking transactions in the western United States, and was part of the Smith Barney team that managed AIMCO's initial public offering in 1994.  Since February 1996, Mr. Robertson has been Chairman and Chief Executive Officer of Robeks Corporation, a
                                        privately held chain of specialty food stores.

                 NAME                              PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
------------------------------------    --------------------------------------------------------------------
James N. Bailey.....................    Mr. Bailey was appointed a Director of AIMCO in June 2000.  In 1973,
Cambridge Associates, Inc.              Mr. Bailey co-founded Cambridge Associates, Inc., which is an
1 Winthrop Square,                      investment consulting firm for non-profit institutions and wealthy
Suite 500                               family groups.  He is also Co-Founder, Treasurer and Director of The
Boston, MA  02110                       Plymouth Rock Company, Direct Response Corporation and Homeowners'
                                        Direct Corporation, each of which is a United States personal lines insurance company.  He received his M.B.A. and J.D. degrees in 1973 from Harvard Business School and Harvard Law School.

Richard S. Ellwood..................    Mr. Ellwood was appointed a Director of AIMCO in July 1994 and is
12 Auldwood Lane                        currently Chairman of the Audit Committee and a member of the
Rumson, NJ  07660                       Compensation Committee.  Mr. Ellwood is the founder and President of
                                        R.S. Ellwood & Co., Incorporated, a real estate investment banking firm.  Prior to forming R.S. Ellwood & Co., Incorporated in 1987,
                                        Mr. Ellwood had 31 years experience on Wall Street as an investment banker, serving as: Managing Director and senior banker at Merrill
                                        Lynch Capital Markets from 1984 to 1987; Managing Director at
                                        Warburg Paribas Becker from 1978 to 1984; general partner and then
                                        Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in various capacities at J.P. Morgan & Co. from 1955 to
                                        1968.  Mr. Ellwood currently serves as a director of Felcor Lodging
                                        Trust, Incorporated and Florida East Coast Industries, Inc.

J. Landis Martin....................    Mr. Martin was appointed a director of AIMCO in July 1994 and became
199 Broadway                            Chairman of the Compensation Committee on March 19, 1998.  Mr.
Suite 4300                              Martin is a member of the Audit Committee.  Mr. Martin has served as
Denver, CO  80202                       President and Chief Executive Officer of NL Industries, Inc., a
                                        manufacturer of titanium dioxide, since 1987. Mr. Martin has served as
                                        Chairman of Tremont Corporation ("Tremont"), a holding company operating though its affiliates Titanium Metals Corporation ("TIMET")
                                        and NL Industries, Inc. ("NL"), since 1990 and as Chief Executive
                                        Officer and a director of Tremont since 1988. Mr. Martin has served as
                                        Chairman of TIMET, an integrated producer of titanium, since 1987 and
                                        Chief Executive Officer since January 1995. From 1990 until its acquisition by a predecessor of Halliburton Company ("Halliburton") in
                                        1994, Mr. Martin served as Chairman of the Board and Chief Executive
                                        Officer of Baroid Corporation, an oilfield services company. In addition to Tremont, NL and TIMET, Mr. Martin is a director of
                                        Halliburton, which is engaged in the petroleum services, hydrocarbon and engineering industries, and Crown Castle International Corporation, a communications company.



                 NAME                              PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
------------------------------------    --------------------------------------------------------------------
Thomas L. Rhodes....................    Mr. Rhodes was appointed a Director of AIMCO in July 1994 and is a
215 Lexington Avenue                    member of the Audit and Compensation Committees.  Mr. Rhodes has
4th Floor                               served as the President and a Director of National Review magazine
New York, NY  10016                     since November 1992, where he has also served as a Director since
                                        1998. From 1976 to 1992, he held various positions at Goldman, Sachs &
                                        Co. and was elected a General Partner in 1986 and served as a General
                                        Partner from 1987 until November 1992. He is currently Co-Chairman of the Board, Co-Chief Executive Officer and a Director of American Land
                                        Lease, Inc. He also serves as a Director of Delphi Financial Group and its subsidiaries, Delphi International Ltd., Oracle Reinsurance Company
                                        and the Lynde and Harry Bradley Foundation.


                                   APPENDIX A

                      REDEMPTION AND CONTRIBUTION AGREEMENT

         REDEMPTION AND CONTRIBUTION AGREEMENT (this "Agreement"), dated as of December 1, 2003, between Winthrop Financial Associates, A Limited Partnership, a Maryland limited partnership ("Winthrop"), and NHP Management Company, a Delaware corporation ("NHP").

                                   WITNESSETH:

         WHEREAS, Winthrop holds general and limited partnership interests (the "Partnership Interests") as indicated in each of the limited partnerships listed on Schedule 1 hereto (the "Partnerships");

         WHEREAS, NHP is the Associate General Partner of Winthrop pursuant to the terms of that certain Second Amended and Restated Agreement of Limited Partnership of Winthrop, dated October 27, 1997, among Linnaeus Associates Limited Partnership, Londonderry Holdings LLC and NHP, as amended by that certain Amendment No. 1, dated as of February 26, 1999 (as amended, the "Partnership Agreement");

         WHEREAS, pursuant to that certain Allocation Agreement, dated of even date herewith, among Winthrop, First Winthrop Corporation, W.T. Limited Partnership, NHP and AIMCO Properties, L.P. (the "Allocation Agreement"), the parties thereto have set forth the amount allocable to each Partnership Interest;

         WHEREAS, NHP desires to cause wholly-owned subsidiaries to acquire the Partnership Interests in complete redemption of its interest in Winthrop, and Winthrop has agreed to permit such redemption, all upon the terms and conditions set forth herein;

         WHEREAS, prior to the redemption, NHP will transfer its interest as an Associate General Partner to its wholly owned subsidiary, AIMCO/New WFA Associates Partner, LLC, a Delaware limited liability company ("New NHP"), and NHP will cause New NHP to abide by the terms of this Agreement as fully as if it were NHP hereunder, and all references to NHP herein shall be deemed references to New NHP, and the parties hereto have obtained the necessary consents for the transfer of the Associate General Partner interest to New NHP;

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements and other good and valuable consideration hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                  ARTICLE FIRST
                                     CLOSING

         1.1 The Closing. The closing of the transactions set forth in Sections
1.2 and 1.3 of this Article FIRST, which may occur on one or more occasions as hereinafter contemplated (each, a "Closing"), shall take place at the offices of Winthrop's Attorney, 100 Jericho Quadrangle, Suite 214, Jericho, New York 11753 and at such time or times as hereinafter set forth:

                  (i) In the event that Limited Partner Consent (as hereinafter defined) has been obtained on or prior to sixty days from the date hereof (the "First Consent Date") with respect to all of the Partnerships and the other conditions set forth in Articles FIFTH and SIXTH hereof have been satisfied or waived, the Closing shall take place at 10:00 A.M., New York City time, on the third business day following the First Consent Date, or at such other time on such date, or on such other date, as Winthrop and NHP may agree;

                  (ii) In the event that Limited Partner Consent with respect to all of the Partnerships has not been obtained on or prior to the First Consent Date, the Closing with respect to those Partnerships for which Limited Partner Consent has been obtained on or prior to the First Consent Date shall take place at 10:00 A.M., New York City time, on the third business day following the First Consent Date, or at such other time on such date, or on such other date, as Winthrop and NHP may agree;

                  (iii) In the event that Limited Partner Consent with respect to all of the Partnerships has not been obtained on or prior to the First Consent Date but Limited Partner Consent is obtained with respect to one or more Partnerships following the First Consent Date, the Closing with respect to those Partnerships for which Limited Partner Consent has been obtained subsequent to the First Consent Date shall take place on such date(s) and at such time(s) as Winthrop and NHP may agree, but with respect to any such Partnership, not more than 15 business days following the notice of any party to the others that Limited Partner Consent has been obtained.

As used herein, the date of such Closing is referred to as the "Closing Date" and the time on such Closing Date is referred to as the "Closing Time".

         1.2 Contribution by NHP. On each Closing Date, immediately prior to the transaction contemplated by Section 1.3 hereof, NHP shall make a capital contribution in immediately available funds to Winthrop equal to the amount set forth in the Allocation Agreement for each Partnership Interest for which Limited Partner Consent has been obtained and which Partnership Interest is to be distributed to it pursuant to Section 1.3 hereof.

         1.3 Redemption of Interest. On each Closing Date, immediately following the transaction contemplated by Section 1.2 hereof, Winthrop shall transfer to NHP (or its designee), in full, in the event that following such transfer all of the Partnership Interests will have been transferred to NHP, or partial, in the event that following such transfer all of the Partnership Interests will not have then been transferred, redemption of NHP's interest in Winthrop, all of the Partnership Interests for which Limited Partner Consent shall have been obtained and which have not then previously been transferred to NHP.

                                 ARTICLE SECOND
                   REPRESENTATIONS AND WARRANTIES OF WINTHROP

         Winthrop hereby represents and warrants to NHP that:

         2.1 Organization; Good Standing. Winthrop is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Maryland. Winthrop has the requisite partnership power and authority to conduct its business in the manner now conducted.

         2.2 Authorization and Enforceability. Winthrop has all requisite power and authority to execute, deliver and, upon receipt of the Limited Partner Consent (as defined in Section 4.1 hereto) perform this Agreement. Except for the receipt of Limited Partner Consent, all necessary proceedings of Winthrop have been taken to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Winthrop and, upon the receipt of Limited Partner Consent, this Agreement constitutes the legal, valid and binding obligation of Winthrop enforceable as to it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws of general application relating to or affecting the rights of creditors.

         2.3 Ownership of the Partnership Interests. Good title to the Partnership Interests is owned by Winthrop free and clear of all pledges, security interests, liens, charges, encumbrances, restrictions and claims of every kind other than the liabilities and obligations applicable to the ownership of the Partnership Interests as set forth in the Partnership Agreement.

         2.4 No Conflict. The execution, delivery and performance of this Agreement does not conflict with or result in any breach of any of the terms, conditions or provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under the Partnership Agreement, or violate any provision of any law or regulation applicable to Winthrop.

         2.5 Approvals and Consents. No consent, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal, domestic or foreign, is required by Winthrop in connection with the execution, delivery and performance of this Agreement.

         2.6 Litigation. There is no litigation pending, or to Winthrop's knowledge threatened, that questions the validity of this Agreement or that, if adversely determined, could reasonably be expected to have a material adverse effect on the ability of Winthrop to perform its obligations under this Agreement or on any Partnership Interest transferred pursuant to this Agreement, and there is not in existence any judgment that could reasonably be expected to have a material adverse effect on the ability of Winthrop to perform its obligations under this Agreement or on any Partnership Interest transferred pursuant to this Agreement.

         2.7 No Rights to Purchase Partnership Interests. Except as provided in the Partnership Agreement, no person, firm, corporation or other entity has any right or option to purchase or otherwise acquire all or any part of the Partnership Interests.

         2.8 No Brokers or Other Fees. No broker, finder or investment banker is entitled to any brokerage, finder or other fee or commission in connection with the transactions contemplated by this Agreement.

         2.9 FIRPTA. In order to induce the AIMCO to waive the requirement of withholding tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), Winthrop represents and warrants that (a) Winthrop is a United States citizen, (b) Winthrop is not a foreign person for purposes of
Section 1445 of the Internal Revenue Code, and (c) Winthrop's correct and complete Taxpayer Identification Number is set forth below Winthrop's signature hereon.


                                  ARTICLE THIRD
                      REPRESENTATIONS AND WARRANTIES OF NHP

         NHP hereby represents and warrants to Winthrop that:

         3.1 Organization; Good Standing. NHP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NHP has the requisite corporate power and authority to conduct its business in the manner now conducted.

         3.2 Authorization and Enforceability. NHP has all requisite power and authority to execute, deliver and perform this Agreement. All necessary proceedings of NHP have been taken to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by NHP and this Agreement constitutes the legal, valid and binding obligation of NHP enforceable as to it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws of general application relating to or affecting the rights of creditors.

         3.3 No Conflict. The execution, delivery and performance of this Agreement does not conflict with or result in any breach of any of the terms, conditions or provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under the Partnership Agreement or the organizational documents of NHP, or any indenture, lease, agreement or other material instrument to which NHP or a Partnership is a party or by which NHP or a Partnership is bound or violate any provision of any law or regulation applicable to NHP or a Partnership.

         3.4 Approvals and Consents. No consent, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal, domestic or foreign, is required by NHP in connection with the execution, delivery and performance of this Agreement.

         3.5 Litigation. There is no litigation pending, or to NHP's knowledge threatened, that questions the validity of this Agreement or that, if adversely determined, could reasonably be expected to have a material adverse effect on the ability of NHP to perform its obligations under this Agreement, and there is not in existence any judgment that could reasonably be expected to have a material adverse effect on the ability of NHP to perform its obligations under this Agreement.

         3.6 No Brokers or Other Fees. No broker, finder or investment banker is entitled to any brokerage, finder or other fee or commission in connection with the transactions contemplated by this Agreement.

                                 ARTICLE FOURTH
                             LIMITED PARTNER CONSENT

         4.1 Limited Partner Consent. NHP covenants and agrees with Winthrop that, to the extent required pursuant to the terms of the organizational documents of a Partnership, NHP shall seek the consent of the limited partners of each Partnership for which consent is required to consummate the transactions contemplated hereby (the "Limited Partner Consent"). NHP shall prepare all such documentation necessary to seek the Limited Partner Consent (the "Solicitation Documents") and such Solicitation Documents shall comply with all applicable laws, rules and regulations. To the extent necessary, the Solicitation Documents shall be forwarded to the limited partners of the applicable Partnership as soon as practicable but not later than 15 days after the date hereof; provided, however, the Solicitation Documents with respect to Riverside Park Associates Limited Partnership ("Riverside Park") shall be filed with the Securities and Exchange Commission within 45 days of the date hereof and shall be distributed to the limited partners of Riverside Park on the earliest date permitted by Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended. NHP shall, and it shall cause its affiliates to, vote all units of limited partnership interest held by NHP and its affiliates in the Partnerships in favor of the transfer of the Partnership Interests as contemplated hereby. The parties shall cause the current general partners of the applicable Partnership to recommend that the limited partners of the applicable Partnership vote in favor of the transfer of the applicable Partnership Interest and Winthrop shall, and shall cause its affiliates to, vote all units of limited partnership interest held by Winthrop and its affiliates in the applicable Partnership in favor of the transfer of the applicable Partnership Interest as contemplated hereby. Winthrop covenants and agrees with NHP that it will cooperate in all reasonable respects with NHP in seeking the Limited Partners Consent. All costs associated with seeking and obtaining Limited Partner Consent shall be borne by NHP or the relevant Partnership.

                                  ARTICLE FIFTH
                        CONDITIONS TO OBLIGATIONS OF NHP

         The obligations of NHP under this Agreement are subject to the satisfaction, at or prior to each Closing Date, of all of the conditions set out below in this Article FIFTH. NHP may waive any or all of such conditions in whole or in part in its sole discretion.

         5.1 Representations and Warranties Correct. The representations and warranties of Winthrop made in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

         5.2 Full Performance. Winthrop shall have performed and complied in all material respects with the covenants, conditions, terms and agreements to be performed and complied with by it on or before the Closing Date.

         5.3 Officer's Certificate. NHP shall have received a certificate from Winthrop certifying to the compliance by Winthrop of the conditions set forth in Sections 5.1 and 5.2.

         5.4 Limited Partner Consent. Limited Partner Consent shall have been received with respect to each of the Partnerships whose Partnership Interests are to be transferred on the applicable Closing Date pursuant to Section 1.2 or
1.3 hereof.

         5.5 Assignment and Assumption.Winthrop shall have executed and delivered to NHP an Assignment and Assumption Agreement in the form annexed hereto as Exhibit A (the "Assignment") with respect to each Partnership Interest.

         5.6 Amendment to Partnership Agreement.Winthrop shall have executed and delivered to NHP an amendment to the Partnership Agreement evidencing the withdrawal of NHP as the Associate General Partner of Winthrop (the "Partnership Agreement Amendment").

         5.7 Amendment to Organizational Documents of Partnerships. Winthrop shall have executed and delivered to NHP an amendment to the organizational documents of each of the Partnerships whose Partnership Interests are to be transferred on the applicable Closing Date (the "Partnership Agreement Amendments") pursuant to Section 1.2 or 1.3 hereof evidencing the withdrawal of Winthrop as the general partner of such Partnership and the admission of NHP as the successor general partner, in form and substance acceptable to Winthrop in its reasonable discretion.


                                  ARTICLE SIXTH
                      CONDITIONS TO OBLIGATIONS OF WINTHROP

         The obligations of Winthrop under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of all of the conditions set forth below in this Article SIXTH. Winthrop may waive any or all of such conditions in whole or in part in its sole discretion.

         6.1 Representations and Warranties Correct. The representations and warranties of NHP made in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

         6.2 Full Performance. NHP shall have performed and complied in all material respects with the covenants, conditions, terms and agreements to be performed and complied with by it on or before the Closing Date.

         6.3 Officer's Certificate. Winthrop shall have received a certificate of the President or Vice-President of NHP (without any personal liability to such officer) certifying to the compliance by NHP of the conditions set forth in Sections 6.1 and 6.2.

         6.4 Limited Partner Consent. Limited Partner Consent shall have been received with respect to each of the Partnerships whose Partnership Interests are to be transferred on the applicable Closing Date pursuant to Section 1.2 or
1.3 hereof.

         6.5 Assignment and Assumption.New NHP or its designee shall have executed and delivered to Winthrop an Assignment with respect to each Partnership Interest.

         6.6 Release of Apollo. NHP shall have, on the date hereof, executed and delivered to Apollo Real Estate Investment Fund, L.P. and Apollo Real Estate Investment Fund II, L.P. (collectively "Apollo") a release which releases Apollo together with their respective partners, employees, agents, and affiliates from any and all obligations pursuant to that certain Guaranty, dated as of October 27, 1997 made for the benefit of Insignia Financial Group, Inc. and IPT I, LLC and their respective successors and assigns.

         6.7 Amendment to Partnership Agreement. NHP shall have executed and delivered to Winthrop the Partnership Agreement Amendment for those Partnerships whose Partnership Interests are to be transferred on the applicable Closing Date pursuant to Section 1.2 or 1.3 hereof.

                                 ARTICLE SEVENTH
                            SURVIVAL; INDEMNIFICATION

         7.1 Survival of Representations and Warranties. Except as otherwise provided herein, the representations and warranties contained in this Agreement shall survive the Closing for a period ending on the first anniversary of the Closing Date; except that the representations and warranties set forth in
Section 2.3 hereof shall survive until the expiration of the applicable statute of limitations. No party shall be entitled to assert any right of indemnification hereunder unless notice of such assertion (describing the basis therefor in reasonable detail to the extent then known) is given by the Indemnified Party (as defined in Section 7.4) as provided in Section 7.4 no later than the applicable date on which the representation or warranty with respect to which the claim for indemnification is being made expires in accordance with the foregoing. In the event that the Closing occurs notwithstanding actual knowledge by any party hereto (whether by notice or otherwise) of a breach of any representation or warranty of another party under this Agreement, such party shall not be entitled to any remedy against any such other breaching party hereto with respect to, or for damages arising out of or as a result of, such breach and such party's consummation of the transactions contemplated hereby and participation in the Closing shall constitute a waiver and release by such party of any such breach.

         7.2 Indemnification by Winthrop. Subject to the limitations heretofore set forth and in Section 7.1, Winthrop shall indemnify NHP, its affiliates, shareholders, directors, officers, employees and agents for, and shall defend and hold NHP harmless from, against and with respect to all loss, liability, damage and expense (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating any claim) (collectively, "Damages"), incurred by NHP as a result of or arising from (i) any breach or failure of any written representation, warranty, covenant or agreement of Winthrop contained in this Agreement; (ii) the material failure of Winthrop to perform any agreement required hereunder or under any agreement entered into in connection herewith to be performed by Winthrop, (iii) the transfer, distribution or dividending of a Partnership Interest to Winthrop; and (iv) all actions, suits and proceedings arising out of the foregoing including, without limitation, any Damages arising out of an action, suit or proceeding relating to the Limited Partner Consent and based solely on information provided by Winthrop and set forth in the Soliciting Documents.

         7.3 Indemnification by NHP. Subject to the limitations heretofore set forth and in Section 7.1, NHP shall indemnify Winthrop and its affiliates, partners, directors, officers and employees for, and shall defend and hold harmless each of them from, against and with respect to any Damages incurred by any of them, as a result of, or arising from, (i) any breach or failure of any written representation, warranty, covenant or agreement of NHP contained in this Agreement; (ii) the material failure of NHP to perform any agreement required hereunder or under any agreement entered into in connection herewith to be performed by NHP and (iii) all actions, suits and proceedings incident to the foregoing, including, without limitation, any Damages arising out of an action, suit or proceeding relating to (1) the Partnership Interests or the Partnership to which Winthrop is made a party to the extent that the facts and circumstances of such action, suit or proceeding arose after the Closing Time or (2) the Limited Partner Consent unless such action, suit or proceeding is based solely on information provided by Winthrop and set forth in the Soliciting Documents.

         7.4 General Procedure. The provisions of Sections 7.2 and 7.3 are expressly subject to the following: A party that may be entitled to indemnification under this Article SEVENTH (an "Indemnified Party") shall give notice to the party obligated to indemnify it (an "Indemnifying Party") with reasonable promptness upon becoming aware of the claim or other facts upon which a claim for indemnification or reimbursement will be based; the notice shall set forth such information with respect thereto as is then reasonably available to the Indemnified Party. The Indemnifying Party shall have the right to undertake the defense of any such claim asserted by a third party and the Indemnified Party shall cooperate in such defense and make available all records and materials requested by the Indemnified Party in connection therewith. The Indemnified Party shall be entitled to participate in such defense, but shall not be entitled to indemnification with respect to the costs and expenses of such defense if the Indemnifying Party shall have assumed the defense of the claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not be liable for any claim settled without its consent, which shall not be unreasonably withheld or delayed; the Indemnifying Party may settle any claim without the consent of the Indemnified Party, but only if such settlement requires only the payment of monetary damages that are paid in full by the Indemnifying Party.

         7.5 Partnership Agreement Indemnity. Nothing in this Agreement shall be deemed to limit or supercede any indemnification rights the parties hereto have under the Partnership Agreement.

                                 ARTICLE EIGHTH
                                   TERMINATION

         8.1 Termination. This Agreement may be terminated at any time prior to the Closing Time:

         (a) by mutual written consent of Winthrop and NHP;

         (b) by NHP on the one hand, or Winthrop on the other hand, if the other breaches in any material respect any of their respective representations, warranties or agreements contained in this Agreement and, such breach is not cured or otherwise corrected to the reasonable satisfaction of Winthrop on the one hand, or NHP on the other hand, within ten business days of receipt of notice of such breach;

         (c) by either Winthrop or NHP if Limited Partner Consent is not obtained by September 30, 2004;

         (d) by either Winthrop or NHP if either of them is prohibited by an order or injunction (other than an order or injunction on a temporary or preliminary basis) of a court of competent jurisdiction from consummating the transactions contemplated hereby and all means of appeal and all appeals from such order or injunction have been finally exhausted

         (e) by either Winthrop or NHP as permitted by the Allocation Agreement.

         8.2 Manner of Exercise: Effect on Termination. In the event this Agreement is terminated in accordance with Section 8.1, written notice thereof shall forthwith be given to the other party, and this Agreement shall terminate, be null and void and of no further force and effect and shall not be referred to by the parties for any purpose whatsoever and the transactions contemplated hereunder shall be abandoned without further action by NHP or Winthrop, except to the extent that any such transactions shall have already been consummated.

                                  ARTICLE NINTH
                                  MISCELLANEOUS

         9.1 Notices. Any and all notices or other communications required or permitted to be given hereunder shall be in writing and shall be sent by hand, by telecopy (confirmed by delivery by another method permitted hereunder), by U.
S. mail or by Federal Express or other similar overnight courier addressed as follows:

         If to NHP:                 NHP Management Company
                                    c/o AIMCO
                                    Stanford Place 3
                                    4582 South Ulster Parkway, Suite 1100
                                    Denver, CO 80237
                                    Attention:  Patrick J. Foye
                                    Fax: (303) 300-3296

         With a copy to:   Powell, Goldstein, Frazer & Murphy LLP
                                    191 Peachtree Street, N.E.
                                    16th Floor
                                    Atlanta, Georgia 30303
                                    Attention:  Greg Chait, Esq
                                    Fax: (404) 572-6999

         If to Winthrop:   Winthrop Financial Associates
                                    7 Bulfinch Place
                                    Suite 500
                                    P.O. Box 9507
                                    Boston, MA 02114
                                    Attention:  Carolyn Tiffany
                                    Fax: (617) 742-4643

         With a copy to:   Post & Heymann, LLP
                                    100 Jericho Quadrangle
                                    Suite 214
                                    Jericho, NY 11753
                                    Attention: David Heymann, Esq.
                                    Fax: (516) 433-2777

Notices shall be deemed given upon receipt or refusal to accept delivery. Each party shall promptly notify the other parties of any change in its address by notice given as provided in this Section 9.1.

         9.2 No Modification Except in Writing. This Agreement shall not be changed, modified, or amended except by a writing signed by the party to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

         9.3 Further Assurances. Each of the parties hereto hereby agrees to execute and deliver all such further documents and take all such further actions as shall be necessary, desirable or expedient to consummate the transactions contemplated hereby. Winthrop further agrees to cooperate in completing files or taking such other action with respect to the Partnerships that may be reasonably requested by AIMCO and that should have been taken by Winthrop prior to the Closing Date.

         9.4 Entire Agreement. This Agreement, together with the Schedules hereto, sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them.

         9.5 Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

         9.6 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but shall not confer any benefit upon any person or entity other than the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other, except that this Agreement may be assigned in whole or in part to one or more affiliated entities of NHP, provided that NHP remains responsible for the obligations of that entity under this Agreement.

         9.7 Governing Law; Service of Process. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws principles thereof. NHP and Winthrop hereby waive personal service of any and all process upon it and consent that all such service of process may be made by registered or certified mail (return receipt requested) directed to NHP or Winthrop, as the case may be, at its address set forth herein and service so made shall be deemed to be completed three (3) days after the same shall have been so deposited in the U.S. Mails.

         9.8 Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

         9.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                                     WINTHROP FINANCIAL ASSOCIATES,
                                      A LIMITED PARTNERSHIP


                                     By       /s/ Peter Braverman
                                       -----------------------------------------
                                              Peter Braverman
                                              Executive Vice President

                                     Tax ID No.04-2846721

                                     NHP MANAGEMENT COMPANY


                                     By       /s/ Patrick J. Foye
                                       -----------------------------------------
                                              Patrick J. Foye
                                              Executive Vice President

                                                                      Schedule 1

                                  PARTNERSHIPS

Cold Harbor Partnership, A Virginia Limited Partnership (GP Interest)

DFW Apartment Investors Limited Partnership (GP Interest)

Riverside Park Associates Limited Partnership (GP Interest)

Stratford Place Investors Limited Partnership (GP Interest)

Three Winthrop Limited Partnership (LP Interest)

WAI Associates Limited Partnership (LP Interest)

                  RIVERSIDE PARK ASSOCIATES LIMITED PARTNERSHIP

                       LIMITED PARTNER NOTICE OF OBJECTION

The undersigned, a limited partner of Riverside Park Associates Limited Partnership, a Delaware limited partnership (the "Partnership"), and the holder of units ("Units") of limited partnership interest in the Partnership, acting with respect to all of the Units owned by the undersigned, hereby objects to the withdrawal of Winthrop Financial Associates, A Limited Partnership (the "Withdrawing General Partner") as general partner of the Partnership, and the admission and substitution of AIMCO/Riverside Park Associates GP, LLC, a Delaware limited liability company (the "Nominee General Partner"), as general partner of the Partnership, as described in the Information Statement, dated March [_], 2004. Abstentions will not be treated as objections.

The undersigned hereby acknowledges receipt of the Information Statement, dated March [__], 2004. A fully completed, signed and dated copy of this Notice of Objection should be sent to the Information Agent by mail or overnight courier to the address specified below, or by fax to the fax number specified below, prior to midnight, New York City time, on [________ __], 2004, unless such date is extended by the Nominee General Partner in its discretion, and such later date and time determined by the Nominee General Partner shall be the date and time when the solicitation of consents will expire.

Dated:  ____________, 2004


By:
   ---------------------------------------------

------------------------------------------------
Please Print Name

If held jointly:

By:
   ---------------------------------------------

------------------------------------------------
Please Print Name

PLEASE SIGN EXACTLY AS YOU HOLD YOUR PARTNERSHIP UNITS. WHEN SIGNING AS AN ATTORNEY-IN-FACT, EXECUTORS, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF AN INTEREST IS JOINTLY HELD, EACH HOLDER SHOULD SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY A DULY AUTHORIZED PERSON.




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
                                                      THE INFORMATION AGENT IS:

                                                       THE ALTMAN GROUP, INC.

                 By Mail:                                By Overnight Courier:                        By Hand:

         1275 Valley Brook Avenue                    1275 Valley Brook Avenue                 1275 Valley Brook Avenue
        Lyndhurst, New Jersey 07071                 Lyndhurst, New Jersey 07071             Lyndhurst, New Jersey 07071


                           By Facsimile:                                For Information please call:

                          (201) 460-0050                                  TOLL FREE (800) 217-9608




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